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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm



We consent to the reference to our firm under the captions "Experts" and "Risk Factors" and to the use of our report dated January 29, 2004, in Pre-Effective Amendment No. 3 to the Registration Statement (Form S-1 No. 333-120161) and related Prospectus of International Shipholding Corporation for the registration of 880,000 shares of Convertible Exchangeable Preferred Stock.


                                              /s/  ERNST & YOUNG LLP


New Orleans, Louisiana
December 22, 2004